Exhibit 99.1

My Size Announces $2 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

Airport City, Israel, January 16, 2020 – My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ) (TASE: MYSZ), the developer and creator of smartphone measurement solutions, today announced that it has entered into definitive agreements with certain institutional investors for the purchase in a registered direct offering of 514,801 shares of its common stock, at a purchase price per share of $3.885, priced at-the-market under Nasdaq rules. Additionally, My Size has agreed to issue to the investors unregistered warrants to purchase up to 514,801 shares of common stock. The warrants have an exercise price of $3.76 per share of common stock, will be exercisable immediately and will expire five and a half years from the issuance date.

The closing of the offering is expected to occur on or about January 17, 2020, subject to the satisfaction of customary closing conditions

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to My Size, before deducting placement agent fees and other offering expenses, are expected to be approximately $2 million. My Size currently intends to use the net proceeds from this offering for general corporate purposes and working capital.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by My Size pursuant to a “shelf” registration statement on Form S-3 that was originally filed on January 12, 2018 and declared effective by the Securities and Exchange Commission (“SEC”) on January 25, 2018 and the base prospectus contained therein (File No. 333-222535). The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications including the apparel, e-commerce, DIY, shipping and parcel delivery industries. This proprietary measurement technology is driven by several algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections, including, without limitation, market conditions and the satisfaction of customary closing conditions. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Israel Press Contact:

Yaniv Leibovich

Leibovich Media
yanivleib@gmail.com

+972-54-444-0326

U.S. Press Contact:

5W Public Relations

mysizeid@5wpr.com

IR Contact:

Crescendo Communications, LLC
Tel: +1 212-671-1020

Email: MYSZ@crescendo-ir.com